THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

January 30, 2009

RiverNorth Funds

325 N. LaSalle Street

Suite 645

Chicago, IL 60654

Re: RiverNorth Funds, File Nos. 811-21934 and 333-136185

Gentlemen:

          A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 2 to the RiverNorth Fund’s Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

s/ Thompson Hine LLP

THOMPSON HINE LLP

JMS